SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TRIPLE A MEDICAL, INC.**, did on December 27, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 5, 2007.

ROSS MILLER
Secretary of State

By Sandra A. Kraatz
Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20060841727-47
Dean Heller, Secretary of State, State of Nevada	Filing Date and Time 12/27/2006 7:07 AM
	Entity Number E0959992006-5

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Triple A Medical, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Laughlin Associates, Inc. Name 2533 N Carson Street, Street Address; City; Nevada Zip Code Optional Mailing Address; Carson City; NV 89706; State Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 70,000,000 Par value: $ 0.002 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. P. Morgan McCune, Name 604 Creekview, Street Address; Ovilla, City; TX, State; 75154, Zip Code 2. Name Street Address; City; State; Zip Code 3. Name Street Address; City; State; Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Any lawful act or activity for which corporations may be organized under Nevada law
6. Names, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	P. Morgan McCune, Name; Signature 604 Creekview, Address; Ovilla, City; TX, State; 75154, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company; Date 12/27/06

This form must be accompanied by appropriate fees.

TRIPLE A MEDICAL, INC.
Articles of Incorporation (con't)

ARTICLE 3 (Expanded)

Common Stock: The amount of the total authorized capital stock of this corporation is Fifty Million (50,000,000) shares with a par value of $0.001 each, amounting to Fifty Thousand Dollars ($50,000.00).

Preferred Stock: The amount of the total authorized capital stock of this corporation is Twenty Million (20,000,000) shares with a par value of $0.001 each, amounting to Twenty Thousand Dollars ($20,000.00), with the Board of Directors having authority to attach such terms as they deem fit.

ARTICLE 8 Elimination or Limitation of Liability of Directors

No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained herein shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for any act or omission occurring prior to their directorship.

ARTICLE 9 Indemnification of Directors and Officers

The corporation shall indemnify the directors and officers of the corporation, and of any subsidiary of the corporation, to the full extent provided by the laws of the State of Nevada.

Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. In addition, the corporation may advance expenses of such nature on any other terms and/or in any other manner authorized by law.